                                                                     EXHIBIT 4.7

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

                             RF MICRO DEVICES, INC.

                             STOCK PURCHASE WARRANT
                                  COMMON STOCK


Warrant No. 5                                                     41,322 Shares

                    This certifies that, for value received,

                   FINOVA TECHNOLOGY FINANCE, INC. ("FINOVA")

or its assigns, is entitled, subject to the terms and conditions hereinafter set forth, at any time after the date hereof and prior to 5:00 o'clock P.M., Greensboro, North Carolina time, on February 25, 2002, but not thereafter, to purchase up to 41,322 shares of Common Stock, no par value ("Common Stock"), of RF Micro Devices, Inc., a North Carolina corporation (the "Company"), such number of shares being subject to adjustment upon the occurrence of the contingencies set forth in this Warrant. The purchase price payable upon the exercise of this Warrant shall be $9.00 per share, said amount being subject to adjustment upon the occurrence of the contingencies set forth in this Warrant (the "Warrant Price").

                 Upon delivery of this Warrant duly executed, together with payment of the Warrant Price for the shares of Common Stock thereby purchased, at the principal office of the Company or at such other address as the Company may designate by notice in writing to the registered holder hereof, the registered holder of this Warrant shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. All shares of Common Stock issued upon the exercise of this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect thereto.

                 This Warrant is subject to the following terms and conditions:

                 1. Exercise of Warrant. This Warrant may be exercised in whole or in part, from time to time, at any time after the date hereof but in any event at or prior to 5:00 o'clock P.M., Greensboro, North Carolina time, on February 25, 2002, but not thereafter, as to all or any part of the number of 41,322 whole shares of Common Stock then subject hereto. In case of any partial exercise of this Warrant, the Company shall execute and deliver a new Warrant of like tenor and expiration date for the balance of the shares of Common Stock purchasable hereunder.

                 2. Adjustment of Warrant Price and Number of Shares Purchasable Hereunder. The Warrant Price and the number of shares purchasable hereunder shall be subject to adjustment from time to time in accordance with the following provisions:

                 (a) The Warrant Price for the shares of Common Stock then subject to this Warrant shall be reduced by the per share amount of any cash dividend or distribution of property by the Company otherwise than out of earned surplus, either tangible or intangible (other than distributions of Common Stock), to the holders of the Common Stock, unless and until the Warrant Price is equal to zero. If and when the Warrant Price is reduced to zero, the registered holder of this Warrant shall
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         be entitled to receive, concurrently with the holders of the Common
         Stock then outstanding, the per share amount of any such dividend or distribution with respect to the number of shares of Common Stock then purchasable upon exercise of this Warrant in the same manner and to the same extent as if the registered holder of this Warrant were then the registered owner of such number of shares of Common Stock. For purposes of this subparagraph (a), the per share amount of any distribution of property shall be the fair market value thereof as determined by the Board of Directors in good faith in the resolutions authorizing any such distribution. No adjustment in the number of shares that may be purchased upon exercise of this Warrant shall be required in the event of an adjustment in the Warrant Price per share pursuant to this subparagraph (a).

                 (b) In case the Company shall at any time subdivide the outstanding shares of its Common Stock, the Warrant Price in effect immediately prior to such subdivision shall be proportionately decreased, and in case the Company shall at any time combine the outstanding shares of its Common Stock, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, effective from and after the record date of such subdivision or combination, as the case may be. Upon any adjustment in the Warrant Price per share pursuant to this subparagraph (b), the registered holder of this Warrant shall thereafter be entitled to purchase, at the adjusted Warrant Price, the number of shares of Common Stock, calculated to the nearest full share obtained by (X) multiplying the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment by the Warrant Price in effect immediately prior to such adjustment, and (Y) dividing the product thereof by the Warrant Price resulting from such adjustment.

                 (c) In the event of the issuance of additional shares of Common Stock of the Company as a dividend on the Common Stock, from and after the day which is the record date for the determination of shareholders entitled to such dividend, the registered holder of this Warrant shall (until another adjustment) be entitled to purchase the number of shares of Common Stock, calculated to the nearest full share, obtained by multiplying the number of shares of Common Stock purchasable hereunder immediately prior to said record date by a fraction, the numerator of which is the total number of shares of Common Stock outstanding after the issuance of dividend, calculated on a fully diluted basis assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options, warrants or other rights (including those with respect to convertible securities), and the denominator of which is the number of shares of Common Stock outstanding immediately prior to said record date, calculated on a fully diluted basis assuming the conversion of all outstanding convertible securities and the service of all outstanding options, warrants, or other rights (including those with respect to convertible securities). Upon each adjustment pursuant to this subparagraph (c), the Warrant Price in effect immediately prior to such adjustment shall be reduced to an amount determined by dividing
         (X) the product obtained by multiplying such Warrant Price by the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment by (Y) the number of shares of Common Stock purchasable hereunder immediately following such adjustment.

                 (d) If the Company shall issue any additional shares of Common Stock at a price per share less than the Warrant Price per share at such time, including, for purposes of this paragraph 2(d) any shares of Common Stock that may be issued upon the exercise of conversion rights with respect to any other security of the Company convertible into Common Stock (otherwise than as provided in subparagraphs (b) or (c) of this paragraph 2), then the Warrant Price upon each such issuance shall be reduced, as of the opening of business on the date of such issue or sale, to the price determined by multiplying the then adjusted Warrant Price by a fraction (A) the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale calculated on a fully diluted basis assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options, warrants or other rights (including those with respect to convertible securities), plus (ii) the number of shares of Common Stock that the aggregate consideration received by the Company for the total number of additional shares of Common Stock so issued would purchase at the then adjusted Warrant Price, and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale calculated on a fully diluted basis





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         assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options, warrants or other rights (including those with respect to convertible securities).

                 The provisions of this subparagraph (d) shall not apply under any of the circumstances for which an adjustment is provided in subparagraphs (a), (b), or (c) of this paragraph 2.

                 For the purposes of this subparagraph (d), the issuance of any warrants, options or other subscription rights with respect to Common Stock and the issuance of any securities convertible into Common Stock (or the issuance of any warrants, options or other subscription rights with respect to such convertible securities) shall be deemed an issuance at such time of Common Stock if the net consideration which may be received by the Company for such Common Stock shall be less than the Warrant Price at such time. No adjustment of the Warrant Price shall be made under this subparagraph (d) upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options or other rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided. On the expiration or termination of any warrants, options or other subscription rights with respect to Common Stock, or on the expiration or termination of any conversion or exchange rights with respect to securities convertible into or exchangeable for Common Stock (or warrants, options or any rights therefor), the Warrant Price then in effect hereunder shall forthwith be increased to the Warrant Price which would have been in effect at the time of such expiration or termination if such warrants, options or other subscription rights, or such conversion or exchange rights (or warrants, options or any rights therefor), to the extent outstanding immediately prior to such expiration or termination, had never been issued.

                 For the purpose of this subparagraph (d), in the case of the issue of shares of Common Stock for a consideration other than cash, the consideration received by the Company therefor shall be deemed to be the fair value of such consideration as determined in good faith by its Board of Directors.

                 The provisions of this subparagraph (d) shall not apply with respect to the issuance of any "Excluded Securities" (as hereinafter defined). For the purposes hereof, "Excluded Securities" shall mean the following:

                          (i) shares of Common Stock to be issued in connection with the exercise of options granted or to be granted to employees, directors, officers, consultants, advisors, and other individuals performing services for or on behalf of the Company pursuant to the terms of the Company's stock option plans to purchase up to 1,426,000 shares of Common Stock in the aggregate (subject to appropriate adjustments in the event of stock dividends, stock splits or similar capital adjustments or recapitalizations) upon the vesting and subsequent exercise of such options;

                          (ii) shares of Common Stock issued upon conversion of the Company's Class A-1 Convertible Preferred Stock, Class A-2 Convertible Preferred Stock, Class B Convertible Preferred Stock ,or Class C Convertible Preferred Stock;

                          (iii) shares of Common Stock issued upon exercise of that certain Stock Purchase Warrant No. 1 dated August 7, 1995, and that certain Stock Purchase Warrant No. 2 dated November 10, 1995, issued by the Company to Allen Telecom Group, Inc.;

                          (iv) shares of Common Stock issued upon exercise of that certain Stock Purchase Warrant No. 3 dated June 6, 1996, and that certain Stock Purchase Warrant No. 4 dated June 6, 1996, issued by the Company to TRW, Inc. ("TRW"); and





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                          (v)     shares of the Company's equity securities
                 issued upon conversion of that certain Subordinated Convertible Promissory Note dated June 6, 1996, issued by the Company to TRW.

         The provisions of this subparagraph (d) shall terminate and no further adjustments shall be thereafter made to the Warrant Price or the number of shares purchasable hereunder upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act") covering the offer and sale to the public of Common Stock resulting in gross proceeds to the Company (before deduction of underwriter's commission and expenses) of not less than $15,000,000 and at a price per share to the public which implies a pre-financing fully diluted valuation of the Company of at least $75,000,000.

                 3. Reorganization, Reclassification, Consolidation or Merger. If at any time while this Warrant is outstanding there shall be any reorganization or reclassification of the Common Stock of the Company (other than a subdivision or combination of shares provided for in paragraph 2 above), or any consolidation or merger of the Company with another corporation, the holder of this Warrant shall thereafter be entitled to receive, during the term hereof and upon payment of the Warrant Price, the number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such consolidation or merger, as the case may be, to which a holder of the Common Stock of the Company, deliverable upon the exercise of this Warrant, would have been entitled upon such reorganization, reclassification, consolidation or merger if this Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation or merger; and in any such case, appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holder of this Warrant to the end that the provisions set forth herein (including the adjustment of the Warrant Price and the number of shares issuable upon the exercise of this Warrant) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise hereof.

                 4. Net Issue Exercise. Notwithstanding any provision herein to the contrary, if the fair market value (as determined below) of one share of Common Stock is greater than the Warrant Price (at the date of the calculation as set forth below) for that share, in lieu of exercising this Warrant for cash, the registered holder of this Warrant may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company (or at such other address as the Company may designate) together with notice of such election. In such event, the Company shall issue to the registered holder the number of shares of Common Stock, calculated to the nearest full share, obtained by (X) multiplying the (i) number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation) by (ii) the difference between the fair market value of one share of the Common Stock (at the date of such calculation) and the per share Warrant Price (as adjusted to the date of such calculation), and (Y) dividing the product thereof by the fair market value of one share of the Common Stock. For purposes of this paragraph 4, the "fair market value" of one share of Common Stock shall be determined by the Company's Board of Directors in good faith; provided, however, that if a public market for the Company's Common Stock exists at the time of such exercise, the fair market value per share shall be the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the NASDAQ National Market System or any national securities exchange on which the Common Stock is listed, whichever is applicable, as published in The Wall Street Journal for the five
(5) trading days prior to the date of determination of fair market value.

                 5. Description of Adjustments. Upon the request of the registered holder made at any time after any adjustment of the Warrant Price or in the number of shares of Common Stock purchasable upon the exercise of this Warrant, the Company shall provide the registered holder of this Warrant at the address of such holder as shown on the books of the Company with a written description setting forth in reasonable detail the adjusted Warrant Price and number of shares purchasable hereunder and the method of calculation of each.

                 6. Charges, Taxes and Expenses. The issuance of certificates for shares of Common Stock upon any exercise of this Warrant shall be made without charge to the holder hereof for any tax or other expense in respect to the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of, or in such name or names as may be directed by, the holder of this Warrant; provided,





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however, that in the event that certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by an instrument of transfer in form satisfactory to the Company, duly executed by the holder hereof in person or by an attorney duly authorized in writing and the holder shall pay all stock transfer taxes payable upon issuance of such stock certificate.

                 7. Registration Rights. The holder of this Warrant shall have such rights to have registered under any federal or state securities laws the shares of Common Stock issuable upon exercise hereof upon the same basis and subject to the same terms and conditions (including indemnification) as provided in that certain Second Amended and Restated Registration Rights Agreement dated June 6, 1996, as amended, between the Company and the investors named therein.

                 8. Certain Obligations of the Company. The Company agrees that it will not establish or if established increase the par value of the shares of any Common Stock which are at the time issuable upon exercise of this Warrant above the then prevailing Warrant Price hereunder and that, before taking any action which would cause an adjustment reducing the Warrant Price hereunder below the then par value, if any, of the shares of any Common Stock issuable upon exercise hereof, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non assessable shares of Common Stock at the Warrant Price as so adjusted.

                 9. Issuance of Additional Warrant. Reference is made to the Master Equipment Lease Agreement dated as of December 2, 1996, between Finova, as Lessor, and the Company, as Lessee (the "Lease"). At such time as the "Purchase Price" (as defined in the lease) of "Equipment" (as defined in the lease) exceeds Five Million and No/100 Dollars ($5,000,000.00), an additional stock purchase warrant, substantially identical to this Warrant, having a five-year term and covering 41,323 shares of Common Stock, shall be promptly issued to Finova.

                 10.      Miscellaneous.

                 (a) The Company covenants that it will at all times reserve and keep available, solely for the purpose of issue upon the exercise hereof, a sufficient number of shares of Common Stock to permit the exercise hereof in full.

                 (b) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the holder or holders hereof and of the Common Stock issued or issuable upon the exercise hereof.

                 (c) No holder of this Warrant, as such, shall be entitled to vote or receive dividends (except as provided in paragraph 2(a) hereof) or be deemed to be a shareholder of the Company for any purpose.

                 (d) This Warrant may be divided into separate Warrants covering one share of the Common Stock or any whole multiple thereof, for the total number of shares of Common Stock then subject to this Warrant at any time, or from time to time, upon the request of the registered holder of this Warrant and the surrender of the same to the Company for such purpose. Such subdivided Warrants shall be issued promptly by the Company following any such request and shall be of the same form and tenor as this Warrant, except for any requested change in the name of the registered holder stated herein.

                 (e) Except as otherwise provided herein, this Warrant and all rights hereunder are transferrable by the registered holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant, properly endorsed, to the Company.
         The Company may deem and treat the registered holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

                 (f) Notwithstanding any provision herein to the contrary, the holder hereof may not sell, transfer or otherwise assign this Warrant unless the Company is provided with an opinion of counsel





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         satisfactory in form and substance to the Company, to the effect that such sale, transfer or assignment does not violate the Act or applicable state securities laws.

                 IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers and its corporate seal to be affixed hereto.

                 Dated February 25, 1997.

                                        RF MICRO DEVICES,  INC.


                                        By:    /s/ David A. Norbury
                                            -----------------------------------
                                                   David A. Norbury
                                                   President and Chief
                                                   Executive Officer





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